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                                                                  EXHIBIT (i)(2)

                        [DECHERT LLP LOGO] DECHERT LLP

                        June 14, 2004

                        ING Equity Trust
                        7337 East Doubletree Ranch Road
                        Scottsdale, Arizona 85258-2034

BOSTON                  Re.   ING Equity Trust
                              Securities Act Registration No. 333-56881
BRUSSELS                      Investment Company Act File No. 811-8817

CHARLOTTE               Ladies and Gentlemen:

FRANKFURT               We have acted as counsel to the ING Equity Trust (the
                        "Trust"), a Massachusetts business trust, and its
HARRISBURG              series, ING Financial Services Fund and ING Real Estate
                        Fund (each a "Fund" and, collectively, the "Funds"), and have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of
HARTFORD                beneficial interest by the Trust in connection with the
                        registration of Class O shares on behalf of each Fund.

LONDON                  We have examined originals and certified copies, or
                        copies otherwise identified to our satisfaction as being
                        true copies, of various corporate records of the Trust
LUXEMBOURG              and such other instruments, documents and records as we
                        have deemed necessary in order to render this opinion.
                        We have assumed the genuineness of all signatures, the
MUNICH                  authenticity of all documents examined by us and the
                        correctness of all statements of fact contained in those
NEW YORK                documents.

                        On the basis of the foregoing, it is our opinion that
NEWPORT BEACH           the Class O shares of beneficial interest of each Fund
                        of the Trust, registered under the Securities Act of
                        1933, as amended ("1933 Act") in the Registration
                        Statement, when issued in accordance with the terms
PALO ALTO               described in the Registration Statement as filed on or
                        about June 18, 2004, will be duly and validly issued,
PARIS                   fully paid and non-assessable by the Trust.

                        We hereby consent to the inclusion of this opinion as an
PHILADELPHIA            exhibit to the Registration Statement and to the
                        reference to our firm under the caption "Legal Counsel."
                        In giving such consent, we do not hereby admit that we
                        are within the category of persons whose consent is
                        required by Section 7 of the 1933 Act, and the rules and
PRINCETON               regulations thereunder.

SAN FRANCISCO           Sincerely,

WASHINGTON

                        /s/ Dechert LLP

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